EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the incorporation by reference in the Registration Statement (Form 10-SB) of our report dated October 12, 2004, except for Note 10, as to which the date is April 11, 2005, with respect to the financial statements of Chartwell International, Inc. included in the Annual Report on Form 10-KSB/A-1 for the year ended July 31, 2004.


                                     RONALD R. CHADWICK, P.C.



Aurora, Colorado                     /s/ Ronald R. Chadwick, P.C.
June 2, 2005                         ----------------------------